EXHIBIT 99.1

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
July 28, 2006

FOR MORE INFORMATION, CONTACT:
--------------------------------------------------------------------------------
John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

WESTBANK CORPORATION REPORTS SECOND QUARTER EARNINGS AND PREPARES FOR MERGER WITH NEWALLIANCE BANCSHARES

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $581,000 for the quarter ended June 30, 2006, representing $.12 per share (diluted) versus $1,248,000 or $.25 per share (diluted) for the quarter ended June 30, 2005. For the six-month period ended June 30, 2006, net income totaled $1,490,000 or $.31 per share (diluted) compared to $2,659,000 or $.54 per share (diluted) for the six months ended June 30, 2005. The results of the quarter and year-to-date periods were largely impacted by net interest margin compression, as well as higher operating expenses.

For the quarter and six-month period ended June 30, 2006, net interest income was $5,021,000 and $10,424,000 respectively compared to $5,763,000 and $11,460,000 for the same periods during 2005. The net interest margin was 2.60% and 2.72% for the three- and six-month periods ended June 30, 2006 respectively.

The allowance for loan losses was $4,123,000 or .92% of total loans at June 30, 2006 as compared to $4,199,000 or .97% of total loans at December 30, 2005. Non-performing loans totaled $2,016,000 or .45% of total loans and the Corporation held other real estate owned totaling $608,000 at June 30, 2006.

Non-interest income was $900,000 for the quarter ended June 30, 2006 versus $902,000 for the quarter ended June 30, 2005. Included in the quarter ended June 30, 2005 were gains on the sale of loans totaling $149,000.

Non-interest expense for the three-months ended June 30, 2006 totaled $5,105,000 compared to $4,820,000 for the same period of 2005. Included in non-interest expense for the quarter ended June 30, 2006 was approximately $115,000 in employment-related fees and strategic business planning costs.

During the quarter, the Federal Home Loan Bank of Boston (the "FHLB") changed its policy for dividend declarations such that the dividend based on net income for the second quarter of 2006 is not expected to be declared until the third quarter of 2006. In the first quarter of 2006, the Corporation recognized dividend income of approximately $92,000 from the FHLB.

As of June 30, 2006, securities totaled $318 million as compared to $323 million at December 31, 2005, while net loans grew to $445 million from $428 million at December 31, 2005. Deposits totaled $606 million at June 30, 2006 as compared to $599 million at December 31, 2005 and assets totaled $822 million at June 30, 2006 versus $809 million at December 31, 2005.

On July 18, 2006, Westbank Corporation and NewAlliance Bancshares announced their intent to enter into a definitive agreement through which NewAlliance Bancshares will acquire Westbank Corporation for approximately $116 million in cash and stock. The acquisition is expected to close early in the first quarter of 2007 and is subject to Westbank shareholder approval, as well as approval of banking regulators.

President and Chief Executive Officer Donald R. Chase said, "We are looking forward to working with NewAlliance in planning and implementing what we expect to be a very smooth and successful transition leading up to the merger. In selecting NewAlliance, we believe we have selected the best possible partner in terms of our shareholders, customers and employees."

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 17 banking offices in Massachusetts and Connecticut.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

This press release does not constitute an offer of securities. NewAlliance Bancshares and Westbank Corporation will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of Westbank Corporation are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NewAlliance Bancshares and Westbank Corporation, at the SEC's Web site (http://www.sec.gov) and at their respective Web sites, www.newalliancebank.com and www.westbankonline.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510, or to Westbank Corporation, 225 Park Avenue, West Springfield, Massachusetts 01089-3326.

Westbank Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Westbank Corporation in connection with the merger. Information about the directors and executive officers of Westbank Corporation and their ownership of Westbank Corporation common stock is set forth in its proxy statement for its 2006 Annual Meeting of Shareholders, dated March 15, 2006, filed with the SEC which is available at the Westbank Corporation and SEC Web sites noted above. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

                                                                     JUNE 30,                          DECEMBER 31,
(In thousands)                                                        2006                                2005
-------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)
ASSETS
Cash and due from banks
   Non-interest bearing                                           $       12,493                     $       13,899
   Interest bearing cash and cash equivalents                                407                                 10
Federal funds sold                                                           189                                 24
-------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                           13,089                             13,933
Securities held to maturity                                              151,831                            151,358
Securities available for sale                                            165,741                            172,073
Loans                                           $      448,689                      $      432,459
   Less allowance for loan losses                        4,123                               4,199
-------------------------------------------------------------------------------------------------------------------
Net loans                                                                444,566                            428,260
Investment in Federal Home Loan Bank stock                                 7,682                              6,450
Bank premises and equipment                                                8,348                              7,577
Other real estate owned - net                                                608                                630
Goodwill                                                                   8,837                              8,837
Bank-owned life insurance                                                  9,324                              9,149
Other intangible assets                                                    1,792                              1,792
Investment in unconsolidated investees                                       526                                526
Other assets                                                               9,752                              8,122
-------------------------------------------------------------------------------------------------------------------
Total Assets                                                      $      822,096                     $      808,707
===================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Non-interest bearing                                           $       76,762                     $       84,300
   Interest bearing                                                      529,568                            515,059
-------------------------------------------------------------------------------------------------------------------
      Total deposits                                                     606,330                            599,359
Funds borrowed                                                           144,836                            138,454
Junior subordinated debentures                                            17,526                             17,526
Other liabilities                                                          7,051                              5,990
-------------------------------------------------------------------------------------------------------------------
   Total Liabilities                                                     775,743                            761,329
-------------------------------------------------------------------------------------------------------------------
Stockholders' equity
   Common stock                                                            9,699                              9,560
   Unearned compensation -
      restricted stock                                                         -                             (1,424)
   Additional paid in capital                                             18,308                             19,105
   Retained earnings                                                      22,576                             22,417
   Treasury stock                                                           (431)                              (420)
   Accumulated other comprehensive loss                                   (3,799)                            (1,860)
-------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                          46,353                             47,378
-------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                        $      822,096                     $      808,707
===================================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                                      Quarter Ended June 30,          Six Months Ended June 30,
(Dollar amounts in thousands,                   -------------------------------------------------------------------
 except per share data)                              2006              2005              2006            2005
-------------------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)
Interest Income:
   Interest and fees on loans                   $        7,053    $        6,541    $       13,696   $       12,787
   Interest on securities                                3,804             3,083             7,662            6,230
   Interest from interest-bearing cash
      equivalents and federal funds sold                     9                 2                16                5
-------------------------------------------------------------------------------------------------------------------
Total interest income                                   10,866             9,626            21,374           19,022
Interest expense                                         5,845             3,863            10,950            7,562
-------------------------------------------------------------------------------------------------------------------
Net interest income                                      5,021             5,763            10,424           11,460
Provision for loan losses                                    -                 -                 -              140
-------------------------------------------------------------------------------------------------------------------
Net interest income after
   provision for loan losses                             5,021             5,763            10,424           11,320
-------------------------------------------------------------------------------------------------------------------
Gain on sale of securities
   available for sale                                        -                 -                 -               96
(Loss) gain on sale of loans                                (3)              149                16              165
Other non-interest income                                  903               753             1,797            1,858
-------------------------------------------------------------------------------------------------------------------
Total non-interest income                                  900               902             1,813            2,119
-------------------------------------------------------------------------------------------------------------------
Non-interest expense:
   Salaries and benefits                                 2,849             2,820             5,725            5,517
   Occupancy - net                                         376               319               745              731
   Other non-interest expense                            1,880             1,681             3,628            3,494
-------------------------------------------------------------------------------------------------------------------
Total non-interest expense                               5,105             4,820            10,098            9,742
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                                 816             1,845             2,139            3,697
Income taxes                                               235               597               649            1,038
-------------------------------------------------------------------------------------------------------------------
Net Income                                      $          581    $        1,248    $        1,490   $        2,659
===================================================================================================================
Earnings per share
       - Basic                                  $         0.12    $         0.26    $         0.32   $         0.56
       - Diluted                                $         0.12    $         0.25    $         0.31   $         0.54
Weighted average shares outstanding
       - Basic                                       4,690,360         4,730,604         4,683,379        4,729,354
       - Diluted                                     4,869,183         4,909,831         4,853,740        4,924,666